Exhibit 4.12.6
EXECUTION VERSION

AMENDMENT NO. 1 (this “Amendment”), dated as of June 17, 2015, to the Amended and Restated Series 2014-A Supplement, dated as of October 31, 2014 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2014-A Supplement”), among Hertz Vehicle Financing II LP, as issuer (the “Issuer”), The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent, certain committed note purchasers thereto, certain conduit investors thereto, certain funding agents for the investor groups thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary (in such capacities, the “Indenture Trustee”), to the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended, modified or supplemented from time to time, exclusive of the Series Supplements, the “Group I Supplement”) to the Amended and Restated Base Indenture, dated as of October 31, 2014, each between the Issuer and the Trustee.

WITNESSETH:
WHEREAS, Section 11.10 of the Series 2014-A Supplement permits the parties thereto to make amendments to the Series 2014-A Supplement subject to certain conditions set forth therein;

WHEREAS, the parties hereto desire, in accordance with Section 11.10 of the Series 2014-A Supplement, to amend the Series 2014-A Supplement as provided herein;

WHEREAS, the Series 2014-A Noteholders consenting hereto hold 100% of the Series 2014-A Notes; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2014-A Supplement.
2. Amendments to the Series 2014-A Supplement.
(a)The Series 2014-A Supplement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Amendment attached as Exhibit A hereto.
3. Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Series 2014-A Rating Agency Condition with respect to this Amendment.
4. Reference to and Effect on the Series 2014-A Supplement; Ratification.
(a)Except as specifically amended above, the Series 2014-A Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b)Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Series 2014-A Supplement, or constitute a waiver of any provision of any other agreement.
(c)Upon the effectiveness hereof, each reference in the Series 2013-A Supplement to “this Agreement”, “Series 2014-A Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Series 2013-A Supplement, and each reference in any other Transaction Document to “Series 2014-A Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Series 2013-A Supplement, shall mean and be a reference to the Series 2014-A Supplement as amended hereby.
5. Indenture Trustee Direction. The Series 2014-A Noteholders hereby direct the Indenture Trustee to enter into this Amendment.
6. Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7. Governing Law. This amendment AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS amendment SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
11. Indenture Trustee Not Responsible. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.
12. Indemnification. The Issuer hereby reaffirms its indemnification obligation in favor of the Indenture Trustee pursuant to Section 10.6 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING II LP,
as Issuer
By:	HVF II GP Corp., its general partner
/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

THE HERTZ CORPORATION,
as Group I Administrator
By:		/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee
By:		/s/ Mitchell L. Brumwell
	Name:	Mitchell L. Brumwell
	Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,
as the Administrative Agent

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Director

By:	/s/ Colin Bennet
Name:	Collin Bennet
Title:	Director

Address:	60 Wall Street, 3rd Floor
New York, NY 10005-2858

Attention:	Robert Sheldon
Telephone:	(212) 250-4493
Facsimile:	(212) 797-5160

With electronic copy to abs.conduits@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Funding Agent

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Director

By:	/s/ Colin Bennet
Name:	Collin Bennet
Title:	Director

Address:	60 Wall Street
3rd Floor
New York, NY 10005

Attention:	Mary Conners
Telephone:	(212) 250-4731
Facsimile:	(212) 797-5150
Email:	abs.conduits@db.com;
mary.conners@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Committed Note Purchaser

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Director

By:	/s/ Colin Bennet
Name:	Collin Bennet
Title:	Director

Address:	60 Wall Street, 3rd Floor
New York, NY 10005-2858

Attention:	Mary Conners
Telephone:	(212) 250-4731
Facsimile:	(212) 797-5150
Email:	abs.conduits@db.com;
mary.conners@db.com

BANK OF AMERICA, N.A., as a Funding Agent

By:	/s/ Jose Liz-Mancion
Name:	Jose Liz-Mancion
Title:	Vice President

Address:	214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:	Judith Helms
Telephone:	(980) 387-1693
Facsimile:	(704) 387-2828
Email:	judith.e.helms@baml.com

BANK OF AMERICA, N.A., as a Committed Note Purchaser

By:	/s/ Jose Liz-Mancion
Name:	Jose Liz-Mancion
Title:	Vice President

Address:	214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:	Judith Helms
Telephone:	(980) 387-1693
Facsimile:	(704) 387-2828
Email:	judith.e.helms@baml.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent

By:	/s/ Roger Klepper
Name:	Roger Klepper
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

Address:	1301 Avenue of Americas
New York, NY 10019

Attention:	Tina Kourmpetis / Deric Bradford
Telephone:	(212) 261-7814 / (212) 261-3470
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

By: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Attorney-in-Fact

By:	/s/ Roger Klepper
Name:	Roger Klepper
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

Address:	1301 Avenue of Americas
New York, NY 10019

Attention:	Tina Kourmpetis / Deric Bradford
Telephone:	(212) 261-7814 / (212) 261-3470
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser

By:	/s/ Roger Klepper
Name:	Roger Klepper
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

Address:	1301 Avenue of Americas
New York, NY 10019

Attention:	Tina Kourmpetis / Deric Bradford
Telephone:	(212) 261-7814 / (212) 261-3470
Facsimile:	(917) 849-5584
Email:	Conduitsec@ca-cib.com;
Conduit.Funding@ca-cib.com

BARCLAYS BANK PLC, as a Funding Agent

By:	/s/ Laura Spichiger
Name:	Laura Spichiger
Title:	Director

Address:	745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:	John McVeigh / Laura Spichiger
Telephone:	(212) 320-7323 / (212) 528-7475
Facsimile:	(212) 299-0337
Email:	barcapconduitops@barclayscapital.com;
asgreports@barclayscapital.com;
laura.spichiger@barclays.com

BARCLAYS BANK PLC, as a Committed Note Purchaser

By:	/s/ Laura Spichiger
Name:	Laura Spichiger
Title:	Director

Address:	745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:	John McVeigh / Laura Spichiger
Telephone:	(212) 320-7323 / (212) 528-7475
Facsimile:	(212) 299-0337
Email:	barcapconduitops@barclayscapital.com;
asgreports@barclayscapital.com;
laura.spichiger@barclays.com

GOLDMAN SACHS BANK USA, as a Funding Agent

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

Address:	6011 Connection Drive
Irving, TX 75039

Attention:	Peter McGranee
Telephone:	(972) 368-2256
Facsimile:	(646) 769-5285
Email:	peter.mcgrane@gs.com
gs-warehouselending@gs.com

GOLDMAN SACHS BANK USA, as a Committed Note Purchaser

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

Address:	6011 Connection Drive
Irving, TX 75039

Attention:	Peter McGranee
Telephone:	(972) 368-2256
Facsimile:	(646) 769-5285
Email:	peter.mcgrane@gs.com
gs-warehouselending@gs.com

LLOYDS BANK PLC,
as a Funding Agent

By:	/s/ Thomas Spary
Name:	Thomas Spary
Title:	Director

Address:	25 Gresham Street
London, EC2V 7HN

Attention:	Chris Rigby
Telephone:	+44 (0)207 158 1930
Facsimile:	+44 (0) 207 158 3247
Email:	Chris.rigby@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LTD,
as a Committed Note Purchaser

By:	/s/ Ariel Pinel
Name:	Ariel Pinel
Title:	Director

Address:	26 New Street
St Helier, Jersey, JE2 3RA

Attention:	Edward Leng
Telephone:	+44 (0)207 158 6585
Facsimile:	+44 (0) 207 158 3247
Email:	Edward.leng@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LTD,
as a Conduit Investor

By:	/s/ Ariel Pinel
Name:	Ariel Pinel
Title:	Director

Address:	26 New Street
St Helier, Jersey, JE2 3RA

Attention:	Edward Leng
Telephone:	+44 (0)207 158 6585
Facsimile:	+44 (0) 207 158 3247
Email:	Edward.leng@lloydsbanking.com

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent

By: RBS SECURITIES INC., as Agent

By:	/s/ Sue Sproule
Name:	Sue Sproule
Title:	Director

Address:	600 Washington Blvd.
Stamford, CT 06901

Attention:	Sue Sproule
Telephone:	(203) 897-6380
Facsimile:	(203) 873-5328
Email:	sue.sproule@rbs.com

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser

By: RBS SECURITIES INC., as Agent

By:	/s/ Sue Sproule
Name:	Sue Sproule
Title:	Director

Address:	600 Washington Blvd.
Stamford, CT 06901

Attention:	Sue Sproule
Telephone:	(203) 897-6380
Facsimile:	(203) 873-5328
Email:	sue.sproule@rbs.com

ROYAL BANK OF CANADA,
as a Funding Agent

By:	/s/ Austin J. Meier
Name:	Austin J. Meier
Title:	Authorized Signatory

Address:	3 World Financial Center, 200 Vesey
Street 12th Floor
New York, New York 10281-8098

Attention:	Securitization Finance
Telephone:	(212) 428-6537
Facsimile:	(212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808 Tel No: (302)-892-5903 Fax No: (302)-892-5900

OLD LINE FUNDING, LLC,
as a Conduit Investor

By:	/s/ Sofia Shields
Name:	Sofia Shields
Title:	Authorized Signatory

Address:	Global Securitization Services, LLC
68 South Service Road
Melville New York, 11747

Attention:	Kevin Burns
Telephone:	(631)-587-4700
Facsimile:	(212) 302-8767

ROYAL BANK OF CANADA,
as a Committed Note Purchaser

By:	/s/ Sofia Shields
Name:	Sofia Shields
Title:	Authorized Signatory

By:	/s/ Austin J. Meier
Name:	Austin J. Meier
Title:	Authorized Signatory

Address:	3 World Financial Center, 200 Vesey
Street 12th Floor
New York, New York 10281-8098

Attention:	Securitization Finance
Telephone:	(212) 428-6537
Facsimile:	(212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808 Tel No: (302)-892-5903 Fax No: (302)-892-5900

BNP PARIBAS, NEW YORK BRANCH
as a Funding Agent

By:	/s/ Mary Dierdorff
Name:	Mary Dierdorff
Title:	Managing Director

By:	/s/ Khol-Anh Berger-Luong
Name:	Khol-Anh Berger-Luong
Title:	Managing Director

Address:	787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:	Mary Diedorff
Telephone:	(917) 472-4841
Facsimile:	(212) 841-2140
Email:	mary.dierdorff@us.bnpparibas.com

STARBIRD FUNDING CORPORATION,
as a Conduit Investor

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

Address:	68 South Service Road
Suite 120
Melville NY 11747-2350

Attention:	David DeAngelis
Telephone:	(631) 930-7216
Facsimile:	(212) 302-8767
Email:	ddeangelis@gssnyc.com

BNP PARIBAS, NEW YORK BRANCH
as a Committed Note Purchaser

By:	/s/ Mary Dierdorff
Name:	Mary Dierdorff
Title:	Managing Director

By:	/s/ Khol-Anh Berger-Luong
Name:	Khol-Anh Berger-Luong
Title:	Managing Director

Address:	787 Seventh Avenue, 7th Floor
New York, NY 10019

Attention:	Mary Diedorff
Telephone:	(917) 472-4841
Facsimile:	(212) 841-2140
Email:	mary.dierdorff@us.bnpparibas.com

EXHIBIT A

EXECUTION VERSION
HERTZ VEHICLE FINANCING II LP,
as Issuer,
THE HERTZ CORPORATION,
as Group I Administrator,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent,
CERTAIN COMMITTED NOTE PURCHASERS,
CERTAIN CONDUIT INVESTORS,
CERTAIN FUNDING AGENTS FOR THE INVESTOR GROUPS,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Securities Intermediary
_____________
AMENDED AND RESTATED SERIES 2014-A SUPPLEMENT
dated as of October 31, 2014

to

AMENDED AND RESTATED GROUP I SUPPLEMENT
dated as of October 31, 2014
to
AMENDED AND RESTATED BASE INDENTURE
dated as of October 31, 2014
______________
Series 2014-A Variable Funding Rental Car Asset Backed Notes

such method to other similar transactions, such that HVF II is treated the same as, or better than, all such other similarly situated Persons with respect to such other similar transactions.

Section 3.11. Timing Threshold for Specified Cost Sections. Notwithstanding
anything in this Series 2014-A Supplement to the contrary, HVF II shall not be under any obligation to compensate any Affected Person pursuant to any Specified Cost Section in respect of any amount otherwise owing pursuant to any Specified Cost Section that arose during any period prior to the date that is 180 days prior to such Affected Person’s obtaining knowledge thereof, except that the foregoing limitation shall not apply to any increased costs arising out of the retroactive application of any Change in Law within such 180-day period. If, after the payment of any amounts by HVF II pursuant to any Specified Cost Section, any applicable law, rule or regulation in respect of which a payment was made is thereafter determined to be invalid or inapplicable to such Affected Person, then such Affected Person, within sixty (60) days after such determination, shall repay any amounts paid to it by HVF II hereunder in respect of such Change in Law.

ARTICLE IV

SERIES-SPECIFIC COLLATERAL

Section 4.1. Granting Clause. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2014-A Notes, HVF II hereby affirms the security interests granted in the Initial Series 2014-A Supplement and grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2014-A Noteholders, all of HVF II’s right, title and interest in and to the following (whether now or hereafter existing or acquired):

(a)each Series 2014-A Account, including any security entitlement with respect to Financial Assets credited thereto;
(b)all funds, Financial Assets or other assets on deposit in or credited to each Series 2014-A Account from time to time;
(c)all certificates and instruments, if any, representing or evidencing any or all of each Series 2014-A Account, the funds on deposit therein or any security entitlement with respect to Financial Assets credited thereto from time to time;
(d)all investments made at any time and from time to time with monies in each Series 2014-A Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property;
(e)all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 4.3(b)(v); and
(viii) Except for the claims and interest of the Trustee and HVF II in the Series 2014-A Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2014-A Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2014-A Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the

Trustee, the Group I Administrator and HVF II thereof.

(c)The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2014-A Accounts and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Series 2014-A Accounts.
(d)Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, the parties hereto agree that as permitted by Section 8- 504(c)(1) of the New York UCC, with respect to any Series 2014-A Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash credited to such Series 2014-A Account by crediting such Series 2014-A Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(e)Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, with respect to any Series 2014-A Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Series 2014-A Account is deemed not to constitute a securities account.

Section 4.4. Series 2014-A Interest Rate Caps.

(a)Requirement to Obtain Series 2014-A Interest Rate Caps. On or prior to the date hereof, HVF II shall acquire one or more Series 2014-A Interest Rate Caps from Eligible Interest Rate Cap Providers with an aggregate notional amount at least equal to the Series 2014-A Maximum Principal Amount as of such date. ~~HVF II shall acquire each Series 2014-A Interest Rate Cap from an Eligible Interest Rate Cap Provider that satisfies the Initial Counterparty Required Ratings as of the date HVF II acquires such Series 2014-A Interest Rate Cap.~~ The Series 2014-A Interest Rate Caps shall provide, in the aggregate, that the aggregate notional amount of all Series 2014-A Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2014-A Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2014-A Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date, and HVF II shall maintain, and, if necessary, amend existing Series 2014-A Interest Rate Caps (including in connection with an Investor Group Maximum Principal Increase) or acquire one or more additional Series 2014-A Interest Rate Caps, such that the Series 2014-A Interest Rate Caps, in the aggregate, shall provide that the notional amount of all Series 2014-A Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2014-A Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2014-A Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date. The strike rate of each Series 2014-A Interest Rate Cap shall not be greater than 2%.
(b)Failure to Remain an Eligible Interest Rate Cap Provider. Each Series 2014-A Interest Rate Cap shall provide that, if ~~at~~as of any ~~time~~date of determination the Interest Rate Cap Provider (or if the present and future obligations of such Interest Rate Cap Provider are guaranteed pursuant to a guarantee (in form and in substance satisfactory to the Rating Agencies and satisfying the other requirements set forth in such Series 2014-A Interest Rate Cap), the related guarantor) with respect thereto is not an Eligible Interest Rate Cap Provider as of such date of determination, then such Interest Rate Cap Provider will be required, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as such Series 2014-A Interest Rate Cap (or with such modifications as are acceptable to the Rating Agencies) from an Eligible Interest Rate Cap Provider within the time period specified in the related Series 2014-A Interest Rate Cap and, simultaneously with such replacement, HVF II shall terminate the Series 2014-A Interest Rate Cap being replaced or such Interest Rate Cap Provider shall obtain a guarantee (in form and in substance satisfactory to the Rating Agencies) from a replacement guarantor that satisfies the ~~DBRS Trigger~~Initial Counterpary Required Ratings with respect to the present and future obligations of such Interest Rate Cap Provider under such Series 2014-A Interest Rate Cap; provided that, no termination of the Series 2014-A Interest Rate Cap shall occur until HVF II has entered into a replacement Series 2014-A Interest Rate Cap or obtained a guarantee pursuant to this Section 4.4(b).
(c)Collateral Posting for Ineligible Interest Rate Cap Providers. Each Series 2014-A Interest Rate Cap shall provide that, if the Interest Rate Cap Provider with respect thereto is required to obtain a replacement as described in Section 4.4(b) and such replacement is not obtained within the period specified in the Series 2014-A Interest Rate Cap, then such Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, post and maintain collateral in order to meet its obligations under such Series 2014-A Interest Rate Cap in an amount determined pursuant to the credit support annex entered into in connection with such Series 2014-A Interest Rate Cap (a “Credit Support Annex”).
(d)Interest Rate Cap Provider Replacement. Each Series 2014-A Interest Rate Cap shall provide that, if HVF II is unable to cause such Interest Rate Cap Provider to take any of the required actions described in Sections 4.4(b) and (c)

after making commercially reasonable efforts, then HVF II will obtain a replacement Series 2014-A Interest Rate Cap from an Eligible Interest Rate Cap Provider at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF II (in which event, such expense shall be considered an Series 2014-A Carrying Charges and shall be paid from Group I Interest Collections available pursuant to Section 5.3 or, at the option of HVF II, from any other source available to it).
(e)Treatment of Collateral Posted. Each Series 2014-A Noteholder by its acceptance of a Series 2014-A Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2014-A Interest Rate Cap, (B) does not constitute collateral for the Series 2014-A Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2014-A Notes, HVF II has pledged each Series 2014-A Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2014-A Notes), (C) will in no event be available to satisfy any obligations of HVF II hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2014-A Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2014-A Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider, and (D) shall be held by the Trustee in a segregated account in accordance with the terms of the applicable Credit Support Annex.
(f)Proceeds from Series 2014-A Interest Rate Caps. HVF II shall require all proceeds of each Series 2014-A Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Series 2014-A Interest Collection Account, and the Group I Administrator hereby directs the Trustee to deposit, and the Trustee shall so deposit, any proceeds it receives under each Series 2014-A Interest Rate Cap into the Series 2014-A Interest Collection Account.

Section 4.5. Demand Notes.

(a)Trustee Authorized to Make Demands. The Trustee, for the benefit of the Series 2014-A Noteholders, shall be the only Person authorized to make a demand for payment on any Series 2014-A Demand Note.
(b)Modification of Demand Note. Other than pursuant to a payment made upon a demand thereon by the Trustee pursuant to Section 5.5(c), HVF II shall not reduce the amount of any Series 2014-A Demand Note or forgive amounts payable thereunder so that the aggregate undrawn principal amount of the Series 2014-A Demand Notes after such forgiveness or reduction is less than the greater of (i) the Series 2014-A Letter of Credit Liquidity Amount as of the date of such reduction or

(b)second, withdraw the Series 2014-A Daily Interest Allocation (other than any amount received in respect of the Series 2014-A Interest Rate Caps that have already been deposited in the Series 2014-A Interest Collection Account), if any, for such date from the Group I Collection Account and deposit such amount in the Series 2014-A Interest Collection Account.

Section 5.2. Application of Funds in the Series 2014-A Principal Collection Account. Subject to the Past Due Rental Payments Priorities, (i) on any Business Day, HVF II may direct the Trustee in writing to apply, and (ii) on each Payment Date and each date identified by HVF II for a Decrease pursuant to Section 2.3, HVF II shall direct the Trustee in writing to apply, and in each case the Trustee shall apply, all amounts then on deposit in the Series 2014-A Principal Collection Account on such date (after giving effect to all deposits thereto pursuant to Sections 5.4 and 5.5) as follows (and in each case only to the extent of funds available in the Series 2014-A Principal Collection Account on such date):

(a)first, if such date is a Payment Date, then for deposit into the Series 2014-A Interest Collection Account an amount equal to the Senior Interest Waterfall Shortfall Amount, if any, with respect to such Payment Date;
(b)second, on any such date during the Series 2014-A Revolving Period, for deposit into the Series 2014-A Reserve Account an amount equal to the Series 2014-A Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2014-A Reserve Account pursuant to Section 5.4 and deposits to the Series 2014-A Reserve Account on such date pursuant to Section 5.3);
(c)third, for deposit into the Series 2014-A Distribution Account to make a Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b), for payment of the related Mandatory Decrease Amount on such date to the Series 2014-A Noteholders of each Investor Group, on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group) as payment of principal of the Series 2014-A Notes until the Series 2014-A Noteholders have been paid such amount in full;
(d)fourth, on any such date during the Series 2014-A Rapid Amortization Period, for deposit into the Series 2014-A Distribution Account, for payment on such date to the Series 2014-A Noteholders of each Investor Group, on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group) as payment of principal of the Series 2014-A Notes until the Series 2014-A Noteholders have been paid the Series 2014-A Principal Amount in full;
(e)fifth, if such date is a Payment Date, for deposit into the Series 2014-A Distribution Account to pay the Series 2014-A Noteholders on a pro rata basis (based on the amount owed to each such Series 2014-A Noteholder), any remaining amounts owing on such Payment Date to such Series 2014-A Noteholders as Series

“Election Period” has the meaning specified in Section 2.6(b).
“Eligible Interest Rate Cap Provider” means a counterparty to a Series
2014-A Interest Rate Cap that is a bank, other financial institution or Person that as of any date of determination satisfies the DBRS Trigger Required Ratings (or whose present and future obligations under its Series 2014-A Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2014-A Rating Agencies and satisfying the other requirements set forth in the related Series 2014-A Interest Rate Cap) provided by a guarantor that satisfies the DBRS Trigger Required Ratings).; provided that, as of the date of the acquisition, replacement or extension (whether in connection with an extension of the Series 2014-A Commitment Termination Date or otherwise) of any Series 2014-A Interest Rate Cap, the applicable counterparty satisfies the Initial Counterparty Required Ratings (or such counterparty’s present and future obligations under its Series 2014-A Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2014-A Rating Agencies and satisfying the other requirements set forth in the related Series 2014-A Interest Rate Cap) provided by a guarantor that satisfies the Initial Counterparty Required Ratings).

“Equivalent Rating Agency” means each of Fitch, Moody’s and S&P.

“Equivalent Rating Agency Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, the Relevant Rating by such Equivalent Rating Agency with respect to such Person as of such date.

“Eurodollar Advance” means, an Advance that bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

“Eurodollar Interest Period” means, with respect to any Eurodollar Advance, (a) initially, the period commencing on and including the date of such Eurodollar Advance and ending on but excluding the next Payment Date and (b) for each period thereafter, the period commencing on and including the Payment Date on which the immediately preceding Eurodollar Interest Period ended and ending on but excluding the next Payment Date; provided, however, that no Eurodollar Interest Period may end subsequent to the Legal Final Payment Date.

“Eurodollar Rate” means, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is one (1) Business Day prior to the beginning of the relevant Eurodollar Interest Period by reference to the Screen Rate for a period equal to such Eurodollar Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the Reference Lender in London to prime banks in the London interbank market at or about 11:00 a.m. (London time) one (1) Business Day before the first day of such Eurodollar Interest Period in an amount substantially

“Series 2014-A Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2014-A Letter of Credit and as of the date of any amendment or extension of the Series 2014-A Commitment Termination Date, a long-term senior unsecured debt rating (or the equivalent thereof) of at least “BBB” from DBRS (or if such Person is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P).

“Series 2014-A Eligible Manufacturer Receivable” means, as of any date of determination:

i.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by any Group I Manufacturer that has a Relevant DBRS Rating as of such date of at least “A(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of at least “A(L)”) as of such date pursuant to a Group I Manufacturer Program that, as of such date, has not remained unpaid for more than 150 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable;

ii.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by any Group I Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “A(L)” from DBRS as of such date and (ii) at least “BBB(L)” from DBRS as of such date or (b) if such Group I Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “A(L)” as of such date and at least “BBB(L)” as of such date, in either such case of the foregoing clause (a) or (b), pursuant to a Group I Manufacturer Program that, as of such date, has not remained unpaid for more than 120 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable; and

iii.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by a Series 2014-A Non-Investment Grade (High) Manufacturer or a Series 2014-A Non-Investment Grade (Low) Manufacturer, in any case, pursuant to a Group I Manufacturer Program, that, as of such date, has not remained unpaid for more than 90 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable.

“Series 2014-A Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Series Eligible Manufacturer Receivables payable to any Group I Leasing Company or the Intermediary, in each case, as of such date by all Series 2014-A Non-Investment Grade (High) Manufacturers.

“Series 2014-A Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Series the Group I HVF Lease (or such other similar section of another Group I Lease, as applicable) as of such date.

“Series 2014-A Non-Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group I Eligible Vehicle that (i) was manufactured by a Series 2014-A Non-Investment Grade (High) Manufacturer or a Series 2014-A Non- Investment Grade (Low) Manufacturer and (ii) is not a Series 2014-A Non-Investment Grade (High) Program Vehicle or a Series 2014-A Non-Investment Grade (Low) Program Vehicle, in each case as of such date.

“Series 2014-A Non-Liened Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Group I Eligible Vehicle for which the Disposition Date has not occurred as of such date and with respect to which the Certificate of Title does not note the Collateral Agent as the first lienholder (and, the Certificate of Title with respect to which has not been submitted to the appropriate state authorities for such notation or the fees due in respect of such notation have not yet been paid).; provided that, commencing on the RCFC Nominee Trigger Date and ending on the twentieth (20th) Business Day following the RCFC Nominee Trigger Date, no Group I Eligible Vehicle (or the Group I Net Book Value thereof) titled in the name of RCFC pursuant to the RCFC Nominee Agreement will be included in the Series 2014-A Non-Liened Vehicle Amount.

“Series 2014-A Non-Liened Vehicle Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the Series 2014-A Non- Liened Vehicle Amount as of such date over the Series 2014-A Maximum Non-Liened Vehicle Amount as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2014-A Non-Liened Vehicle Amount for purposes of calculating the Series 2014-A Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2014-A Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2014-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2014-A Manufacturer Concentration Excess Amount, as of such date, (ii) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2014-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2014-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2014-A Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2014-A Non-Liened Vehicle Amount for purposes of calculating the Series 2014-A Non-Liened Vehicle Concentration Excess Amount as of such date, and (iii) the determination of which Group I Eligible Vehicles (or the Group I Net Book Value thereof) are to be designated as constituting (A) Series 2014-A Non-Liened Vehicle Concentration Excess Amounts and (B) Series 2014-A Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF II in its reasonable discretion.

SCHEDULE II

BANK OF AMERICA, N.A., as a Committed Note Purchaser
Series 2014-A Initial Investor Group Principal Amount: $76,724,985.96 Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount:
(a)as of any date of determination prior to January 7, 2015: $111,111,111.11
(b)as of any date of determination on or after January 7, 2015 but prior to February 4, 2015: $222,222,222.22
(c)as    of any date    of determination    on    or    after    February 4,    2015:
$361,111,111.11
BANK OF AMERICA, N.A., as a Funding Agent and a Committed Note Purchaser

BARCLAYS BANK PLC, as a Committed Note Purchaser
Series 2014-A Initial Investor Group Principal Amount: $76,724,985.96 Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount:
(a)as of any date of determination prior to January 7, 2015: $111,111,111.11
(b)as of any date of determination on or after January 7, 2015 but prior to February 4, 2015: $222,222,222.22
(c)as    of any date    of determination    on    or    after    February 4,    2015:
$361,111,111.11
BARCLAYS BANK PLC, as a Funding Agent and a Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed
Note Purchaser
Series 2014-A Initial Investor Group Principal Amount: $76,724,985.96 Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount:
(a)as of any date of determination prior to January 7, 2015: $111,111,111.11
(b)as of any date of determination on or after January 7, 2015 but prior to February 4, 2015: $222,222,222.22
(c)as    of any date    of determination    on    or    after    February 4,    2015:
$361,111,111.11
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding
Agent    and    a    Committed    Note    Purchaser,    for    ATLANTIC    ASSET SECURITIZATION LLC, as a Conduit Investor

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser Series 2014-A Initial Investor Group Principal Amount: $76,724,985.96
Committed Note Purchaser Percentage: 100% Maximum Investor Group Principal Amount:
(a)as of any date of determination prior to January 7, 2015: $111,111,111.12
(b)as of any date of determination on or after January 7, 2015 but prior to

Committed Note Purchaser Percentage: 100% Maximum Investor Group Principal Amount:
(a)as of any date of determination prior to January 7, 2015: $111,111,111.11
(b)as of any date of determination on or after January 7, 2015 but prior to February 4, 2015: $222,222,222.22
(c)as    of any date    of determination    on    or    after    February 4,    2015:
$361,111,111.11
LLOYDS BANK PLC, as a Funding Agent, for GRESHAM RECEIVABLES (NO. 29) LTD, as a Conduit Investor and a Committed Note Purchaser

STARBIRD FUNDING CORPORATION, as a Conduit Investor
BNP PARIBAS, ~~NEW YORK BRANCH,~~ as a Committed Note Purchaser Series 2014-A Initial Investor Group Principal Amount: $76,724,985.96 Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount:
(a)as of any date of determination prior to January 7, 2015: $111,111,111.11
(b)as of any date of determination on or after January 7, 2015 but prior to February 4, 2015: $222,222,222.22
(c)as    of any date    of determination    on    or    after    February 4,    2015:
$361,111,111.11
BNP PARIBAS, ~~NEW YORK BRANCH,~~ as a Funding Agent and a Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Conduit Investor

SII-3

SCHEDULE III

Series 2014-A Interest Rate Cap Amortization Schedule

Date of Determination Occurring During Period Set Forth Below	Notional Amount of Series 2014-A Interest Rate Caps as Percentage of Series 2014-A Maximum Principal Amount
On or prior to Expected Final Payment Date plus one Payment Date	100.00%
After (x) Expected Final Payment Date plus one Payment Date but on or prior to (y) Expected Final Payment Date plus two Payment Dates	91.67%
After (x) Expected Final Payment Date plus two Payment Dates but on or prior to (y) Expected Final Payment Date plus three Payment Dates	83.33%
After (x) Expected Final Payment Date plus three Payment Dates but on or prior to (y) Expected Final Payment Date plus four Payment Dates	75.00%
After (x) Expected Final Payment Date plus four Payment Dates but on or prior to (y) Expected Final Payment Date plus five Payment Dates	66.67%
After (x) Expected Final Payment Date plus five Payment Dates but on or prior to (y) Expected Final Payment Date plus six Payment Dates	58.33%
After (x) Expected Final Payment Date plus six Payment Dates but on or prior to (y) Expected Final Payment Date plus seven

ANNEX 1

REPRESENTATIONS AND WARRANTIES

1.HVF II. HVF II represents and warrants to each Conduit Investor and each Committed Note Purchaser that each of its representations and warranties in the Series 2014-A Related Documents is true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and further represents and warrants to such parties that:

a.	no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2014-A Notes, is continuing;

b.
assuming each Conduit Investor or other purchaser of the Series 2014-A Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, and further assuming that the representations and warranties of each Conduit Investor set forth in Article VI are true and correct, the offer and sale of the Series 2014-A Notes in the manner contemplated by this Series 2014-A Supplement is a transaction exempt from the registration requirements of the Securities Act, and the Group I Indenture is not required to be qualified under the Trust Indenture Act;

c.
on the Series 2014-A Restatement Effective Date, HVF II has furnished to the Administrative Agent true, accurate and complete copies of all Series 2014-A Related Documents to which it is a party as of the Series 2014-A Restatement Effective Date, all of which are in full force and effect as of the Series 2014-A Restatement Effective Date;

d.
as of the Series 2014-A Restatement Effective Date, none of the written information furnished by HVF II, Hertz or any of its Affiliates, agents or representatives to the Conduit Investors, the Committed Note Purchasers, the Administrative Agent or the Funding Agents for purposes of or in connection with this Series 2014-A Supplement, including any information relating to the Series 2014-A Collateral, taken as a whole, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was stated or certified unless such information has been superseded by subsequently delivered information; and

e.
HVF II is not, and is not controlled by, an "investment company" within the meaning of, and is not required to register as an "investment company" under, the Investment Company Act. In reaching this conclusion, although other statutory or regulatory exemptions under the

ANNEX 2

COVENANTS

HVF II and the Group I Administrator each severally covenants and agrees that, until the Series 2014-A Notes have been paid in full and the Term has expired, it will:

1.	Performance of Obligations. Duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Series 2014-A Related Document to which it is a party.

2.	Amendments. Not amend, supplement or otherwise modify, or consent to any amendment, supplement, modification or waiver of:

i.
other than with respect to the waiver of a Group I Leasing Company Amortization Event with respect to the HVF Series 2013-G1 Note, any provision of the Series 2014-A Related Documents or the HVF Series 2013-G1 Related Documents, if such amendment, supplement, modification, waiver or consent adversely affects the Series 2014-A Noteholders, without the consent of the Series 2014-A Required Noteholders, or (B) solely with respect to the waiver of a Group I Leasing Company Amortization Event with respect to the HVF Series 2013-G1 Note, any provision of the Series 2014-A Related Documents or the HVF Series 2013-G1 Related Documents if such amendment, supplement, modification, waiver or consent adversely affects the Series 2014-A Noteholders without the consent of Series 2014-A Noteholders holding more than 66⅔% of the Series 2014-A Principal Amount; provided that, prior to entering into, granting or effecting any such amendment, supplement, modification or consent without the consent of the Series 2014-A Required Noteholders (in the case of the foregoing clause (A)) or the consent of Series 2014-A Noteholders holding more than 66⅔% of the Series 2014-A Principal Amount (in the case of the foregoing clause (B)), HVF II shall deliver to the Trustee and each Funding Agent an Officer’s Certificate and Opinion of Counsel (which may be based on an Officer’s Certificate) confirming, in each case, that such amendment, modification, waiver, supplement or consent does not adversely affect the Series 2014-A Noteholders;

ii.	any Series 2014-A Letter of Credit so that it is not substantially in the form of Exhibit I to this Series 2014-A Supplement without written consent of the Series 2014-A Required Noteholders;

iii.
(a) the defined terms “HVF II Group I Aggregate Asset Amount Deficiency” and “HVF II Group I Liquidation Event” appearing in the HVF Series 2013-G1 Supplement, (b) the defined terms “Group I Aggregate Asset Amount”, “Group I Aggregate Asset Amount Deficiency”, “Group I Manufacturer Program”, “Group I Liquidation

principal collection account in respect of each Series of Group I Notes to decrease, pro rata (based on Principal Amount), the Series 2014-A Principal Amount and the principal amount of any other Series of Group I Notes that is then required to be paid.

9.
Financial Statements. Commencing ~~June 30~~August 31, 2015, deliver to each Funding Agent within 120 days after the end of each fiscal year of HVF II, the financial statements prepared pursuant to Section 6.16 of the Base Indenture.

10.
Collateral Agent Report. In the case of the Group I Administrator, for so long as a Group I Liquidation Event for any Series of Group I Notes is continuing, furnish or cause the Group I Lease Servicer to furnish to the Administrative Agent and each Series 2014-A Noteholder, the Collateral Agent Report prepared in accordance with Section 2.4 of the Collateral Agency Agreement; provided that the Group I Servicer may furnish or cause to be furnished to the Administrative Agent any such Collateral Agent Report, by posting, or causing to be posted, such Collateral Agent Report to a password-protected website made available to the Administrative Agent or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).

11.
Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at its sole expense, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Series 2014-A Supplement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby.

12.
Group I Administrator Replacement. Not appoint or agree to the appointment of any successor Group I Administrator (other than the Group I Back-Up Administrator) without the prior written consent of the Series 2014-A Required Noteholders.

13.
Series 2013-G1 Administrator Replacement. Not appoint or agree to the appointment of any successor Series 2013-G1 Administrator (other than the Series 2013-G1 Back-Up Administrator) without the prior written consent of the Series 2014-A Required Noteholders.

14.
Series 2013-G1 Back-Up Disposition Agent Agreement Amendments. Not amend the Series 2013-G1 Back-Up Disposition Agent Agreement in a manner that materially adversely affects the Series 2014-A Noteholders, as determined by the Administrative Agent in its sole discretion, without the prior written consent of the Series 2014-A Required Noteholders.

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respects with respect to HVF II and (y) comply in all material respects with those procedures described in such provisions that are applicable to HVF II.

19.	Merger.

i.	Solely with respect to HVF II, not be a party to any merger or consolidation without the prior written consent of the Series 2014-A Required Noteholders.

ii.	Solely with respect to the Group I Administrator, not permit or suffer HVF to be a party to any merger or consolidation without the prior written consent of the Series 2014-A Required Noteholders.

20.	Series 2014-A Third-Party Market Value Procedures. Comply with the Series 2014-A Third-Party Market Value Procedures in all material respects.

21.
Enhancement Provider Ratings. Solely with respect to the Group I Administrator, at least once every calendar month, determine (a) whether ~~each~~any Series 2014-A Letter of Credit Provider ~~is~~has been subject to a Series 2014-A ~~Eligible Letter of Credit Provider~~Downgrade Event and (b) whether each Interest Rate Cap Provider is an Eligible Interest Rate Cap Provider.

22.
RCFC Nominee. On any date during the RCFC Nominee Applicability Period, not permit or suffer to exist any amendment to the RCFC Nominee Agreement or to RCFC’s organizational documents unless the Series 2014-A Rating Agency Condition shall have been satisfied with respect to such amendment.

23.
Additional Group I Leasing Companies. HVF II will not designate any Additional Group I Leasing Company or acquire any Additional Group I Leasing Company Notes, in each case, without the prior written consent of the Series 2014-A Required Noteholders.

24.
Future Issuance of Group I Notes. Not issue any other Series of Group I Notes on any date on which any Group I Leasing Company Amortization Event or Group I Potential Leasing Company Amortization Event is continuing without the prior written consent of the Series 2014-A Required Noteholders.

25.	Financial Statements and Other Reporting. Solely with respect to the Group I Administrator, furnish or cause to be furnished to each Funding Agent:

i.
commencing ~~June 30~~August 31, 2015, within 120 days after the end of each of Hertz’s fiscal years, copies of the Annual Report on Form 10-K filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such an Annual Report if Hertz were a reporting company, including consolidated financial statements consisting of a balance sheet of Hertz and its consolidated subsidiaries as

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at the end of such fiscal year and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by Hertz;

ii.
commencing ~~June 30~~August 31, 2015, within sixty (60) days after the end of each of the first three quarters of each of Hertz’s fiscal years, copies of the Quarterly Report on Form 10-Q filed by Hertz with the SEC or, if Hertz is not a reporting company, information equivalent to that which would be required to be included in the financial statements contained in such a Quarterly Report if Hertz were a reporting company, including (x) financial statements consisting of consolidated balance sheets of Hertz and its consolidated subsidiaries as at the end of such quarter and statements of income, stockholders’ equity and cash flows of Hertz and its consolidated subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of Hertz as having been prepared in accordance with GAAP;

iii.
simultaneously with the delivery of the Annual Report on Form 10-K (or equivalent information) referred to in (i) above and the Quarterly Report on Form 10-Q (or equivalent information) referred to in (ii) above, an Officer’s Certificate of Hertz stating whether, to the knowledge of such officer, there exists on the date of the certificate any condition or event that then constitutes, or that after notice or lapse of time or both would constitute, a Series 2013-G1 Potential Operating Lease Event of Default (as defined in the HVF Series 2013-G1 Supplement) or Series 2013-G1 Operating Lease Event of Default (as defined in the HVF Series 2013- G1 Supplement), and, if any such condition or event exists, specifying the nature and period of existence thereof and the action Hertz is taking and proposes to take with respect thereto;

iv.
promptly after obtaining actual knowledge thereof, notice of any Series 2013-G1 Manufacturer Event of Default (as defined in the HVF Series 2013-G1 Supplement) or termination of a Series 2013-G1 Manufacturer Program (as defined in the HVF Series 2013-G1 Supplement); and

v.
promptly after any Authorized Officer of Hertz becomes aware of the occurrence of any Reportable Event (as defined in the HVF Series 2013- G1 Supplement) (other than a reduction in active Plan participants) with respect to any Plan (as defined in the HVF Series 2013-G1 Supplement)

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of Hertz, a certificate signed by an Authorized Officer of Hertz setting forth the details as to such Reportable Event and the action that such Lessee is taking and proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation.

The financial data that shall be delivered to the Funding Agents pursuant to the foregoing paragraphs (i) and (ii) shall be prepared in conformity with GAAP.

Notwithstanding the foregoing provisions of this Section 25, if any audited or reviewed financial statements or information required to be included in any such filing are not reasonably available on a timely basis as a result of such Hertz’s accountants not being “independent” (as defined pursuant to the Exchange Act and the rules and regulations of the SEC thereunder), the Group I Administrator may, in lieu of furnishing or causing to be furnished the information, documents and reports so required to be furnished, elect to make a filing on an alternative form or transmit or make available unaudited or unreviewed financial statements or information substantially similar to such required audited or reviewed financial statements or information, provided that the Group I Administrator shall in any event be required to furnish or cause to be furnished such filing and so transmit or make available such audited or reviewed financial statements or information no later than the first anniversary of the date on which the same was otherwise required pursuant to the preceding provisions of this Section 25.

Documents, reports, notices or other information required to be furnished or delivered pursuant to this Section 25 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Hertz posts such documents, or provides a link thereto on Hertz’s or any Parent Entity’s website (or such other website address as the Group I Administrator may specify by written notice to the Funding Agents from time to time) or (ii) on which such documents are posted on Hertz’s or any Parent Entity’s behalf on an internet or intranet website to which the Funding Agents have access (whether a commercial, government or third- party website or whether sponsored by or on behalf of the Funding Agents).

26.
Delivery of Specified Financial Statements. Solely with respect to the Group I Administrator, no later than ~~June 30~~August 31, 2015, file or cause to be filed with the SEC all annual and quarterly financial statements required to have been filed by Hertz with the SEC as of such date (for the avoidance of doubt, for the purposes of this Section 26, any report not filed in reliance on any relief that the Securities and Exchange Commission shall have granted Hertz shall be deemed filed on the date such relief shall have been so granted), so that Hertz is deemed to be current in its reporting obligations under the Securities Exchange Act of 1934 as of such date. Upon such filing, such financial statements shall be

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27.
Delivery of Certain Written Rating Agency Confirmations. Upon written request of the Administrative Agent at any time following the issuance of any other Series of Group I Notes on any date after the date hereof, promptly furnish to the Administrative Agent a copy of each written confirmation received by HVF II from any Rating Agency confirming that the Rating Agency Condition with respect to any Series of Group I Notes Outstanding as of the date of such issuance has been satisfied with respect to such issuance.

28.	RCFC Nominee Trigger Date. Not allow the RCFC Nominee Trigger Date to occur prior to August 31, 2015.

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ANNEX 4

SECURITISATION RISK RETENTION REPRESENTATIONS AND UNDERTAKING

1.	The Group I Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser as of the Series 2014-A Restatement Effective Date that:

i.	it owns 100% of the issued and outstanding limited liability company interests in HVF (the “HVF Equity”);

ii.	the Series 2014-A Blended Advance Rate does not exceed 95%; and

iii.	the Series 2013-G1 Advance Rate (as defined in the HVF Series 2013- G1 Supplement) does not exceed 95%,

2.	The Group I Administrator agrees for the benefit of each Conduit Investor and Committed Note Purchaser that it shall, for so long as any Series 2014-A Notes are Outstanding:

(a)
not sell or transfer (in whole or in part) the HVF Equity or subject the HVF Equity to any credit risk mitigation, any short positions or any other hedge; provided that, the HVF Equity may be pledged insofar as it is not otherwise prohibited from pledging the HVF Equity under the HVF Series 2013-G1 Supplement;

(b)	promptly provide notice to each Conduit Investor and Committed Note Purchaser in the event that it fails to comply with clause (a) above; and

(c)
provide any and all information reasonably requested by any Committed Note Purchaser that is required by any such Committed Note Purchaser or any Conduit Investor in such Committed Note Purchaser’s Investor Group for purposes of complying with the Retention Requirement Law; provided that, compliance by the Group I Administrator with this clause (c) shall be at the expense of the requesting Committed Note Purchaser, and provided further that, this clause (c) shall not apply to information that the Group I Administrator is not able to provide (whether because the Group I Administrator has not been able to obtain the requested information after having made all reasonable efforts to do so, or by reason of any contractual, statutory or regulatory obligations binding on it).

3.	The Group I Administrator hereby represents and warrants to each Conduit Investor and each Committed Purchaser, as of the Series 2014-A Restatement

Effective Date, as of the date of each Advance and as of the date of delivery of each Monthly Noteholders’ Statement that it continues to comply with Section 1 of this Annex 4 as of such date.

4.
Anything to the contrary in this Annex 4 notwithstanding, the Group I Administrator shall not be in breach of any undertaking, representation or warranty in this Annex 4 if it fails to comply due to events, actions or circumstances beyond its control.

5.
The Group I Administrator intends to hold the HVF Equity as “originator” for the purposes of the Retention Requirement Law and intends that its holding of such HVF Equity will satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation. For the avoidance of doubt, notwithstanding such statement of intent, the Group I Administrator makes no representation or warranty in this paragraph 5 that it will constitute an “originator” for the purposes of the Retention Requirement Law or that its holding of such HVF Equity will satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation, and if (a) the Group I Administrator does not constitute an "originator" or holds any of the HVF Equity in a capacity other than as “originator”, in each case for the purposes of the Retention Requirement Law, or (b) the Group I Administrator's holding of any of the HVF Equity fails to satisfy the Retention Requirement Law in the manner described in item (d) of the second sub-paragraph of Article 405(1) of the Capital Requirements Regulation, then none of the events or conditions described in the preceding clauses (a) or (b) shall result in any Amortization Event, Potential Amortization Event, event of default, potential event of default or similar consequence, however styled, defined or denominated; provided that the foregoing shall not relieve the Group I Administrator of its obligation to comply with paragraphs 1 through 4 above.

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